Exhibit 99.1
SciQuest Announces First Quarter 2011 Financial Results
CARY, N.C. — May 5, 2011 — SciQuest, Inc. (Nasdaq: SQI), a leading provider of on-demand strategic procurement and supplier management solutions, today announced its financial results for the first quarter ended March 31, 2011.
Stephen Wiehe, President and Chief Executive Officer of SciQuest, said, “We are off to a strong start in 2011 with first quarter revenue at the top end of our guided range and non-GAAP earnings that were above the high end of our guidance. We continue to see strong activity levels in all of our target markets and renewal activity at existing customers remained within historical ranges. The integration of AECsoft is going smoothly with continued healthy standalone sales activity and a strong reception from SciQuest customers. A solid first quarter put us on a firm foundation for what we expect to be a year of healthy growth.”
First Quarter 2011 Results
SciQuest reported total revenue of $12.5 million for the quarter ended March 31, 2011, an increase of 24% compared to revenue of $10.1 million for the comparable period in 2010.
GAAP income from operations in the first quarter of 2011 was $0.8 million, compared to an income from operations of $1.4 million in the first quarter of 2010. GAAP net income was $0.4 million, or $0.02 per share, in the first quarter of 2011, compared to $1.3 million, or $0.09 per share, in the comparable period in 2010. GAAP net income in the first quarter of 2011 included $366,000, or $0.02 per share, in stock-based compensation for anticipated acquisition-related earnouts.
Non-GAAP income from operations was $1.9 million in the first quarter of 2011, excluding stock-based compensation expenses, amortization of intangible assets, and acquisition-related expenses. Non-GAAP income from operations was $2.1 million in the first quarter of 2010, excluding stock-based compensation expenses and amortization of intangible assets.
Non-GAAP net income was $1.2 million, or $0.06 per share, for the first quarter of 2011, based on 21.3 million weighted average diluted shares outstanding. This compared to non-GAAP net income of $1.3 million, or $0.09 per share, in the first quarter of 2010, based on 14.6 million weighted average diluted shares outstanding.
A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.
Other First Quarter and Recent Highlights
•	Ended the first quarter with 313 customers, including 108 customers added as a result of the AECsoft acquisition, an increase from 163 customers at the end of the first quarter of 2010
•
Released version 11.1 of our SaaS eProcurement solution with new features and enhancements that include improved management of group contracts, consortium capabilities to aggregate group buying power and a multi-business unit solution for consolidating purchasing functions, all of which can help customers achieve further cost savings

•
Completed a follow-on stock offering on April 5, followed by execution of the underwriters’ overallotment option on April 13, raising a total of $15.0 million in capital for the company following the end of the first quarter

Business Outlook
Based on information available as of May 5, 2011, SciQuest is issuing guidance for the second quarter and full year 2011 as follows:
Second Quarter 2011: The company expects second quarter revenue to be in the range of $12.8 million to $13.0 million. The company expects GAAP net income per share to be in the range of $0.02 to $0.03. GAAP net income per share includes stock-based compensation expense and amortization of intangible assets.
The company expects non-GAAP net income per share of $0.05 to $0.06 based on diluted weighted average shares outstanding of 22.7 million shares. The company expects non-GAAP net income for future periods to be determined in a manner consistent with historical practices as set forth in the reconciliation included with the financial tables at the end of this release.
Full Year 2011: The company expects full year 2011 revenue to be in the range of $53.5 million to $54.5 million. The company expects full year GAAP net income per share to be in the range of $0.13 to $0.14. GAAP net income per share includes stock-based compensation expense and amortization of intangible assets.
Non-GAAP net income per share is expected to be in the range of $0.26 to $0.27 based on diluted weighted average shares outstanding of 22.4 million shares.
The company expects operating cash flow in 2011 to be in the range of $14.2 to $15.2 million. Free cash flow, which is defined as cash flow from operations less purchases of property and equipment of approximately $1.0 million and capitalization of software development costs of approximately $0.7 million, to be in the range of $12.5 to $13.5 million in 2011.
Conference Call Information

What:	SciQuest’s first quarter 2011 financial results conference call
When:	Thursday, May 5, 2011
Time:	5:00 p.m. ET
Webcast:	http://investor.sciquest.com (live and replay)
Live Call:	(877) 430-3736, domestic (760) 298-5046, international
Replay:	(800) 642-1687, passcode 58859774, domestic (706) 645-9291, passcode 58859774, international
Non-GAAP Financial Measures
SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, including acquisition related expense in 2011 and gains on the sale of an investment in 2010, and (iv) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

About SciQuest
SciQuest (NASDAQ:SQI) is a leading provider of an integrated, web-based end-to-end eProcurement solution that enables users to realize significant efficiencies and savings on their purchases of indirect goods and services. SciQuest’s unique industry segment expertise and innovative “source-to-settle” approach to eProcurement enables Fortune 1000 companies and organizations in the higher education, life sciences, healthcare and public sector markets, as well as other industries, to identify savings opportunities they may otherwise have missed, while improving contract management, compliance and supplier management. SciQuest’s solutions help customers turn spending into a source of savings.
SciQuest is a registered trademark of SciQuest, Inc. Other trademarks contained herein remain the property of their respective owners. For more information about SciQuest, please visit www.sciQuest.com or call 888-638-7322 in the U.S. or +44 1794 341182 in Europe.
Cautionary Note Regarding Forward-Looking Statements
Any statements in this release that are not historical or current facts are forward-looking statements. These forward-looking statements include references to sales activity and future growth as well as all statements under the heading “Business Outlook.” All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Registration Statement on Form S-1 and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.
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SciQuest media contact:
Melissa London
SciQuest, Inc.
919-659-2228
mlondon@sciquest.com
SciQuest Investor contact:
Garo Toomajanian
ICR, LLC
1-800-550-6380
investorrelations@sciquest.com
SQI-F

SCIQUEST, INC.
BALANCE SHEETS
(in thousands except share and per share amounts)

	As of March 31,	As of December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,519	$17,494
Short-term investments	21,790	20,000
Accounts receivable	5,799	6,400
Prepaid expenses and other current assets	1,229	1,297
Deferred tax asset	236	207

Total current assets	38,573	45,398
Property and equipment, net	2,342	1,993
Goodwill	15,719	6,765
Intangible assets, net	6,215	1,039
Deferred project costs	5,518	5,667
Deferred tax asset	14,410	15,675
Other	550	150

Total assets	$83,327	$76,687

Liabilities
Current liabilities:
Accounts payable	$90	$51
Accrued liabilities	3,508	4,200
Deferred revenues	29,280	28,305

Total current liabilities	32,878	32,556
Deferred revenues, less current portion	10,519	9,896
Stockholders’ Equity
Common stock, $0.001 par value; 50,000,000 shares authorized; 20,911,238 and 20,532,443 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	21	20
Additional paid-in capital	55,727	50,462
Notes receivable from stockholders	(10)	(15)
Accumulated deficit	(15,808)	(16,232)

Total stockholders’ equity	39,930	34,235

Total liabilities and stockholders’ equity	$83,327	$76,687

SCIQUEST, INC.
STATEMENTS OF OPERATIONS
(in thousands except per share amounts)

	Three Months Ended March 31,
	2011	2010
	(unaudited)

Revenues	$12,524	$10,126
Cost of revenues (1)(2)	2,827	2,109

Gross profit	9,697	8,017

Operating expenses: (1) Research and development	2,753	2,037
Sales and marketing	3,784	3,138
General and administrative	2,116	1,380
Amortization of intangible assets	209	76

Total operating expenses	8,862	6,631

Income from operations	835	1,386
Other income (expense), net:
Interest income	23	7
Interest expense	—	(2)
Other (expense) income, net	13	1,682

Total other income, net	36	1,687

Income before income taxes	871	3,073
Income tax expense	(447)	(1,143)

Net income	$424	$1,930

Dividends on redeemable preferred stock	—	671

Net income attributable to common stockholders	$424	$1,259

Net income attributable to common stockholders per share
Basic	$0.02	$0.09
Diluted	$0.02	$0.09

Weighted average shares outstanding used in computing per share amounts
Basic	20,679	14,078
Diluted	21,334	14,648

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended March 31,
	2011	2010
	(unaudited)
Cost of revenues	$47	$11
Research and development	242	153
Sales and marketing	266	97
General and administrative	147	347

	$702	$608

(2) Cost of revenues includes amortization of capitalized software development costs of:

Amortization of capitalized software development costs:	$72	$48
Amortization of acquired software:	42	—

	$114	$48

SCIQUEST, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2011	2010
	(unaudited)
Cash flows from operating activities
Net income	$424	$1,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	491	262
Gain on sale of investment	—	(1,700)
Stock-based compensation expense	702	608
Deferred taxes	412	1,085
Changes in operating assets and liabilities:
Accounts receivable	1,432	1,993
Prepaid expense and other current assets	369	207
Deferred project costs and other assets	(117)	(540)
Accounts payable	39	216
Accrued liabilities and other	(1,216)	(559)
Deferred revenues	(764)	(3,134)

Net cash provided by operating activities	1,772	368
Cash flows from investing activities
Business acquisition, net of cash acquired	(7,346)	—
Addition of capitalized software development costs	(195)	(202)
Purchase of property and equipment	(312)	(102)
Purchase of short-term investments	(1,790)	—
Proceds from sale of investment	—	1,700
Restricted cash	—	350

Net cash (used in) provided by investing activities	(9,643)	1,746
Cash flows from financing activities
Public offering costs	(134)	—
Issuance of common and restricted stock	—	39
Repurchases of restricted stock	—	(273)
Repayment of notes payable	—	(350)
Repayment of notes receivable from stockholders	5	4
Proceeds from exercise of common stock options	25	3

Net cash (used in) financing activities	(104)	(577)
Net (decrease) increase in cash and cash equivalents	(7,975)	1,537
Cash and cash equivalents at beginning of the period	17,494	17,132

Cash and cash equivalents at end of the period	$9,519	$18,669

RECONCILIATION DATA
(UNAUDITED)
(in thousands except share and per share amounts)
Reconciliation of Net Income to non-GAAP Net Income:

	Three Months Ended March 31,
	2011	2010
Net Income	$424	$1,930
Amortization of intangible assets	209	76
Amortization of acquired software	42	—
Stock-based compensation	702	608
Acquisition-related costs	134	—
Gain on sale of investment	—	(1,700)
Tax effect of adjustments	(315)	378

Non-GAAP net income	$1,196	$1,292

Non-GAAP net income per share:
Basic	$0.06	$0.09
Diluted	$0.06	$0.09

Weighted average shares outstanding used in computing per share amounts:
Basic	20,679	14,078
Diluted	21,334	14,648
Reconciliation of Income from Operations to non- GAAP Income from Operations:

	Three Months Ended March 31,
	2011	2010
Income from Operations	$835	$1,386
Amortization of intangible assets	209	76
Amortization of acquired software	42	—
Stock-based compensation	702	608
Acquisition-related costs	134	—

Non-GAAP income from operations	$1,922	$2,070

Reconciliation of Operating Expenses to non-GAAP Operating Expenses:

	Three Months Ended March 31,
	2011	2010
Operating expenses	$8,862	$6,631
Amortization of intangible assets	(209)	(76)
Stock-based compensation	(655)	(597)
Acquisition-related costs	(134)	—

Non-GAAP operating expenses	$7,864	$5,958

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow:

	Three Months Ended March 31,
	2011	2010
Net cash provided by operating activities	$1,772	$368
Purchase of property and equipment	(312)	(102)
Capitalization of software development costs	(195)	(202)

Free cash flow	1,265	64
Acquisition-related costs	124	—

Adjusted free cash flow	$1,389	$64